UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): October 24, 2011

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e)    Departure of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2011, the Company announced internally that Samuel R. Leno, our Executive Vice President and Chief Operations Officer and one of our named executive officers, will be retiring from the Company effective December 31, 2011 (“retirement date”).

Pursuant to his Offer Letter with the Company (“Offer Letter”), in connection with his retirement (i) Mr. Leno will receive benefits equivalent to those he would have received under our Executive Retirement Plan as an Executive Committee member and (ii) all of his unvested stock options and deferred stock units will accelerate and become exercisable upon his retirement date, other than those granted to him on February 28, 2011 (“2011 Awards”) for which continuous service with the Company through the first anniversary of grant is a condition for acceleration upon retirement. The Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Company's Board of Directors waived this requirement for his 2011 Awards. Further, having been deemed to have met the definition of retirement for our long term incentive plans under his Offer Letter, Mr. Leno's performance share units will remain outstanding and shares of common stock, if any, will be issued on a prorated basis all pursuant to the applicable performance share program.

In addition, in accordance with the terms of the Company's 2011 Performance Incentive Plan (“2011 PIP”), Mr. Leno will be eligible to receive an award pay-out under the 2011 PIP.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of Mr. Leno's Offer Letter, the 2011 PIP and the Executive Retirement Plan (which have been previously filed with the Securities and Exchange Commission).

(e)     Compensatory Arrangements of Certain Officers

(i)    Executive Allowance Program

On October 25, 2011, upon the recommendation of the Compensation Committee, our Board of Directors terminated the Boston Scientific Corporation Executive Allowance Program effective as of December 31, 2011. In consideration thereof, members of the Company's Executive Committee who (i) are actively participating in the program at the measurement date (including our named executive officers meeting such criteria) and (ii) acknowledge the program's termination will be awarded deferred stock units having a value of $75,000 on the date of grant, which will be on the date on which 2012 long-term incentive awards are made to senior executives under the Company's 2011 Long-Term Incentive Plan.

(ii)	2012 Performance Incentive Plan

On October 25, 2011, upon the recommendation of the Compensation Committee, our Board of Directors approved the 2012 Performance Incentive Plan (the “2012 PIP”) effective for the performance period January 1, 2012 through December 31, 2012.

As part of our overall compensation program, our 2012 PIP provides an annual cash incentive opportunity for eligible salaried personnel (including our named executive officers meeting the eligibility criteria) based on the achievement of certain performance metrics. The 2012 PIP is substantially similar to our 2011 PIP, except that (i) the team component has been reduced from 75% to 25% and the individual component has been increased from 25% to 75% in an effort to appropriately incentivize and compensate for individual performance, (ii) severance proration is determined on a country specific basis, and (iii) certain changes were made to align the 2012 PIP reduction in force and retirement provisions with other of the Company's severance and retirement plans.

A copy of the 2012 PIP is filed as Exhibit 10.1 hereto and incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the 2012 PIP.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits (# compensatory plans or arrangements)

Exhibit No.    Description

10.1	Boston Scientific Corporation 2012 Performance Incentive Plan effective as of January 1, 2012#

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2011	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President, Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Boston Scientific Corporation 2012 Performance Incentive Plan effective as of January 1, 2012